Exhibit 10.2

AMENDMENT NO. 1

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of December 20, 2012, by and between QLogic Corporation, a Delaware corporation (the “Company”), and H.K. Desai (the “Executive”).

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, effective as of November 15, 2010 (the “Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Agreement as provided herein.

NOW, THEREFORE, the parties agree as follows:

1. In Section 5.3(b)(i) of the Agreement, the following sentence is hereby amended and restated:

“Subject to Section 22(b), the Company shall pay the Severance Benefit to the Executive in substantially equal installments in accordance with the Company’s standard payroll practices over the greater of the Remaining Period or a period of twelve (12) consecutive months, with the first installment payable on the first regularly-scheduled payroll date that occurs in the second month following the month in which the Executive’s Separation from Service (as such term is defined in Section 5.5) occurs.”

to read as follows:

“Subject to Section 22(b), the Company shall pay the Severance Benefit to the Executive in substantially equal installments in accordance with the Company’s standard payroll practices over the greater of the Remaining Period or a period of twelve (12) consecutive months, with the first installment payable on (or within ten (10) days following) the sixtieth (60th) day following the Executive’s Separation from Service (as such term is defined in Section 5.5).”

2. Section 5.4 of the Agreement is hereby amended as follows:

(a)	In paragraph (a):

a.	Delete “, upon or promptly following his last day of employment with the Company (and in all events within twenty-one (21) days after his last day of employment with the Company),”.

b.	Amend the phrase “attached hereto as Exhibit A, and such release agreement”, to read “attached hereto as Exhibit A (the “Release”), and such Release”.

c.	Insert the following sentence after the sentence ending with “afforded by applicable law”: “The Company shall provide the final form of Release to the Executive not later than seven (7) days following the Severance Date, and the Executive shall be required to execute and return the Release to the Company within twenty-one (21) days (or forty-five (45) days if such longer period of time is required to make the Release maximally enforceable under applicable law) after the Company provides the form of Release to the Executive.”

(b)	In paragraph (b), insert the following sentence after the sentence ending with “any termination of employment”: “If, in connection with a termination of his employment, the Executive is otherwise entitled to receive benefits under both this Agreement and the Change in Control Agreement, the Executive shall receive the benefits provided in the Change in Control Agreement (without duplication) and not the benefits provided in this Agreement, provided that if installment payments of the Severance Benefits have commenced under this Agreement at the time of a Change in Control (as defined in the Change in Control Agreement), the remaining installments will accelerate and be paid in a lump sum within ten (10) business days following the Change in Control.”

3. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

QLOGIC CORPORATION

By:	/s/ Simon Biddiscombe
Name:	Simon Biddiscombe
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ H.K. Desai
H.K Desai

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